Exhibit 99.1

For investors:
Mark H. Tubb, 205-745-2627
mark.tubb@walterenergy.com
or
For media:
William Stanhouse, 205-745-2664
william.stanhouse@walterenergy.com
or
Ruth Pachman, 212-521-4891
Kekst and Company
ruth-pachman@kekst.com

Walter Energy Exercises Grace Period for 9.875% Senior Notes Due 2020

BIRMINGHAM, AL -June 11, 2015 -Walter Energy, Inc. (NYSE:WLT), a leading, publicly traded pure-play producer of metallurgical (met) coal for the global steel industry, today announced that it will exercise the 30-day grace period under its indenture agreement with holders of its 9.875% Senior Notes due in 2020, extending the timeframe for making the cash interest payment due June 15, 2015. Walter Energy will continue to deliver high quality met coal to customers and meet its other obligations as it works with its debtholders to establish a capital structure that will position the Company to weather a highly competitive and challenging market.

About Walter Energy

Walter Energy is a leading, publicly traded pure-play metallurgical coal producer for the global steel industry with strategic access to steel producers in Europe, Asia and South America. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas, with operations in the United States, Canada and the United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as believe, anticipate, expect, estimate, intend, may, plan, predict, will and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting Walter Energy and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, all of which are difficult to predict and many of which are beyond Walter Energy’s control, which could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from Walter Energy’s forward-looking statements: unfavorable economic, financial and business conditions and the impact of those conditions on the ability of Walter Energy to continue as a going concern; Walter Energy’s ability to cure the interest payment default under the indenture governing its 9.875% Senior Notes due in 2020; the potential initiation of proceedings by Walter Energy under Chapter 11 of the United States Bankruptcy Code; a substantial or extended decline in pricing or demand, and other factors beyond Walter Energy’s control; failure of Walter Energy’s customers to honor or renew contracts; Walter Energy’s ability to collect payments from its customers; inherent risks in coal mining that are beyond Walter Energy’s control; title defects preventing Walter Energy from (or resulting in additional costs for) mining its mineral interests; concentration of Walter Energy’s mining operations in a limited number of areas; a significant reduction of or loss of purchases by Walter Energy’s largest customers; unavailability or uneconomical transportation for Walter Energy’s coal; significant competition and foreign currency fluctuation; significant cost increases and fluctuations, and delay in the delivery of raw materials, mining equipment and purchased components; work stoppages, labor shortages and other labor relations matters; Walter Energy’s ability to hire and retain a skilled labor force; risks associated with Walter Energy’s reclamation and mine closure obligations; inaccuracies in Walter Energy’s estimates of coal reserves; Walter Energy’s ability to develop or acquire coal reserves in an economically feasible manner; challenges to Walter Energy’s licenses, permits and other authorizations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks associated with environmental, health and safety laws and regulations; risks associated with federal, state and provincial regulatory agencies’ authority to order temporary or permanent closure of Walter Energy’s mines; increased focus by regulatory authorities on the effects of surface coal mining on the environment; risks related to climate change concerns; risks related to Walter Energy’s operations’ impact on the environment; risks related to Walter Energy’s indebtedness; Walter Energy’s ability to generate cash for its financial obligations, to refinance its indebtedness or to obtain additional financing; Walter Energy’s ability to incur additional indebtedness; restrictions in Walter Energy’s existing and future debt agreements; events beyond Walter Energy’s control that may result in an event of default under one or more of its debt instruments; downgrades in Walter Energy’s credit ratings; failure to obtain or renew surety bonds on acceptable terms that could affect Walter Energy’s ability to secure reclamation and coal lease obligations; costs associated with Walter Energy’s pension and benefits, including post-retirement benefits; costs associated with Walter Energy’s workers’ compensation and certain medical and disability benefits; adverse rulings in current or future litigation; Walter Energy’s ability to attract and retain key personnel; Walter Energy’s ability to identify or integrate suitable acquisition candidates to promote growth; volatility in the price of Walter Energy’s common stock; Walter Energy’s ability to achieve and maintain a share price necessary to regain compliance with the continued listing standards of the New York Stock Exchange (NYSE); commencement by the NYSE of suspension and delisting procedures for failure to implement successfully a plan to correct non-compliance with the NYSE’s continued listing standards; Walter Energy’s ability to continue to satisfy the NYSE’s other qualitative and quantitative standards for continued listing; Walter Energy’s ability to pay dividends to stockholders; Walter Energy’s exposure to indemnification obligations; risks associated with terrorist attacks and threats and escalation of military activity in response to such attacks; risks associated with cyber-attacks or other security breaches; and other risks and uncertainties, including those described in Walter Energy’s filings with the U.S. Securities and Exchange Commission (the SEC). Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are available on Walter Energy’s website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy has no duty to, and does not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.